PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations (952) 294-3416, shane.glenn@stratasys.com

STRATASYS REPORTS RECORD QUARTERLY FINANCIAL RESULTS

Q2 Generates Record Consumable Revenue and 67% Increase in Fortus
System Sales

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MINNEAPOLIS, July 27, 2011 – Stratasys, Inc. (NASDAQ: SSYS) today announced second quarter financial results.

     The company reported record revenue of $37.6 million for the second quarter ended June 30, 2011, compared to $30.1 million reported for the same period in 2010.

     The second quarter results include two months of contribution from the company’s acquisition of Solidscape, Inc. The acquisition was completed in April of this year and contributed $2.1 million in revenue to the second quarter results. Excluding the contribution made by Solidscape, revenue was $35.5 million, an 18% increase over the same period last year.

     System shipments, excluding Solidscape, totaled a record 690 units for the second quarter of 2011, compared to 682 units for the same period last year.

     The company reported net income of $4.0 million for second quarter, or $0.18 per share, compared to net income of $2.3 million, or $0.11 per share, for the same period last year.

     Non-GAAP net income, which excludes certain discrete items and stock-based compensation expense, was $5.0 million for the second quarter, or $0.23 per share, representing a 95% increase over the non-GAAP net income of $2.6 million, or $0.12 per share, for the same period last year.

     Non-GAAP net income for the second quarter of 2011 excludes discrete items associated with the acquisition of Solidscape. These items amounted to $840,000 net of tax, or $0.04 per share. Non-GAAP net income for the second quarter of 2011 also excludes the impact of stock-based compensation expense, which amounted to $212,000 net of tax, or $0.01 per share.

     The company reported revenue of $71.9 million for the six-month period ended June 30, 2011, compared to $53.1 million reported for the same period in 2010.

     The six-month period in 2010 included a $5.0 million one-time non-cash charge against revenue. The charge against revenue was taken in the first quarter of 2010 and represents the fair value of a warrant issued to HP in connection with the distribution agreement signed in January 2010. Excluding the warrant charge in 2010 and the revenue generated by the company’s acquisition of Solidscape in 2011, revenue for the six-month period was $69.8 million, a 20% increase over the $58.1 million for the same period in 2010.

     System shipments, excluding Solidscape, totaled 1,257 units for the six-month period in 2011, compared to 1,291 units for the same period last year.

     The company reported net income of $9.0 million for the six-month period, or $0.41 per share, compared to net income of $1.9 million, or $0.09 per share, for the same period last year.

     Non-GAAP net income, which excludes the warrant charge, discrete items and stock-based compensation expense, was $9.5 million or $0.44 per share for the six-month period of 2011, compared to non-GAAP net income of $5.5 million or $0.26 per share for the same period last year.

     Appropriate reconciliations between GAAP and non-GAAP financial measures are provided in a table at the end of this press release. The table provides itemized detail of the non-GAAP financial measures.

     “Our record second quarter results reflect strong growth in Fortus system sales and consumable revenue,” said Scott Crump, chairman and chief executive officer of Stratasys. “The growth in these higher margin products, as well as a continued favorable product mix within 3D printing, contributed to significant margin expansion during the period. These factors combined to generate the highest level of quarterly operating profit in our company’s history.

     “We continue to make incremental progress in expanding our agreement with HP for the sale and distribution of our proprietary 3D printers. We are pleased to report that we have mutually renewed the agreement for another year. In addition, HP plans to expand into new European markets beyond the five countries they currently serve later this year. Stratasys and HP continue to see a significant market opportunity within 3D printing and both parties remain committed to our collaboration.

     “The full potential and ultimate success of our collaboration with HP will require sales and marketing programs that go beyond current commitments. Although we currently have no commitments from HP that the collaboration will expand beyond new European markets later this year, we believe HP can become the ideal partner to grow the sales of our 3D printers. Consequently, while we remain committed to the HP collaboration, we also intend to accelerate independent channel development strategies.

     “Fortus system sales sustained strong momentum in the second quarter, expanding by 67% over last year. The growing expertise of our team in marketing the direct digital manufacturing, or DDM, capabilities of our Fortus line have been instrumental in this expansion. We believe the recent launch of the Fortus 250mc will add to this strategy with a product that combines the higher functionality of a Fortus 3D production system with the ease-of-use and affordability of a Dimension 3D printer. Initial bookings of the Fortus 250mc have been strong.

     “Consumable revenue grew to a record level in the second quarter, increasing by 20% over last year. Our Fortus line is driving this growth, propelled by an expanding base of systems and the product line’s relatively higher utilization rates, particularly within DDM. We believe our recent introduction of a revolutionary new FDM material will create new DDM opportunities within the electronics industry. The new material, called ABS-ESD7, eliminates static electricity, which can be potentially damaging during the manufacture of sensitive electronic components. With our new material, manufacturers can now make static-free assembly aids and fabrication tools that improve the performance of their manufacturing processes.

     “The acquisition of Solidscape was accretive to earnings for the second quarter after excluding any one-time charges and non-recurring expenses associated with closing the transaction. The acquisition adds to our strategy of expanding into DDM applications, as the subsidiary is well positioned for manufacturing applications serving the custom jewelry market. However, as we further develop the technology, we are more excited about the new opportunities that Solidscape provides within a broader set of industrial applications.

     “We were pleased to see our leadership position within the additive manufacturing industry reconfirmed in the recently released Wohlers Report 2011. The report indicated that Stratasys had a 41 percent unit market share in 2010, and has maintained a market leading position for nine consecutive years. We believe our position within the industry will be strengthened over the coming quarters as we execute on our new product roadmap and further develop our channel with HP and our independent reseller network.

     “We remain encouraged by the positive trends within our business and we begin the third quarter with an active pipeline of opportunities. In addition to our distribution agreement with HP, we are moving forward on new product and distribution initiatives, which we believe will greatly expand our sales. We are observing attractive growth opportunities on multiple fronts and look forward to a successful year,” Crump concluded.

     Stratasys plans to hold a conference call to discuss its second quarter financial results on Wednesday, July 27, 2011 at 8:30 a.m. (ET).

     The investor conference call will be available via live webcast on the Stratasys Web site at www.stratasys.com under the "Investors" tab; or directly at the following web address: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=61402&eventID=4139319.

     To participate by telephone, the domestic dial-in number is 800-659-1966 and the international dial-in is 617-614-2711. The access code is 57483739.

Investors are advised to dial into the call at least ten minutes prior to the call to register.

     The webcast will be available for 90 days on the "Investors" page of the Stratasys Web site or by accessing the provided web address.

(Financial tables follow)

Stratasys, Inc., Minneapolis, is a maker of additive manufacturing machines for prototyping and producing plastic parts. The company markets under the brands Dimension 3D Printers and Fortus Production 3D Printers. The company also operates RedEye On Demand, a digital manufacturing service for prototypes and production parts. In 2011 Stratasys acquired 3D printer maker, Solidscape, Inc. According to Wohlers Report 2011, Stratasys had a 41 percent unit market share in 2010, and has been the unit market leader for the ninth consecutive year. Stratasys patented and owns the Fused Deposition Modeling (FDM®) process. The process creates functional prototypes and manufactured goods directly from any 3D CAD program, using high-performance industrial thermoplastics. The company holds more than 285 granted or pending additive manufacturing patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, business and industrial equipment, education, architecture, and consumer-product industries. Online at: www.Stratasys.com

This release is also available on the Stratasys Web site at www.Stratasys.com.

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects,” “anticipates,” “projects,” “estimates,” “vision,” “could,” “potential,” “planning”, “intends”, “desires” or “believes” or similar words constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding projected revenue and income in future quarters; the size of the 3D printing market; our objectives for the marketing and sale of our Dimension® and uPrint® 3D Printers; our support removal systems; and our Fortus® 3D Production Systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Other risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; the success of our distribution agreement with HP; our ability to achieve the growth rates experienced in preceding quarters; our ability to introduce, produce and market consumable materials, and the market acceptance of these materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; and the success of our RedEyeOnDemandTM and other paid parts services. They also include statements about future financial and operating results of our company after the acquisition of Solidscape and anticipated benefits of the acquisition. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. Such risk factors include our ability to successfully integrate and market Solidscape products, our ability to retain management and our ability to protect and defend intellectual property. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements are subject to the risks and uncertainties described more fully in our current report on Form 8-K filed in connection with the completion of our acquisition of Solidscape and in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Financial Tables & Non-GAAP Discussion

The information discussed within this release includes financial results that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures have been provided that excludes certain charges, expenses and income. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company’s core business operations and to compare the company’s performance with prior periods. The non-GAAP financial measures primarily identify and exclude certain discrete items, such as the warrant charge, restructuring expenses, and expenses associated with stock-based compensation required under ASC 718. The company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales
Product	$30,428,508	$23,797,952	$58,265,673	$45,559,570
Services	7,126,422	6,261,544	13,608,346	12,494,051
Fair value of warrant related to OEM agreement	-	-	-	(4,987,806)
	37,554,930	30,059,496	71,874,019	53,065,815

Cost of sales
Product	14,552,762	12,432,146	27,778,987	23,110,163
Services	3,266,762	2,865,346	6,109,174	5,773,572
	17,819,524	15,297,492	33,888,161	28,883,735

Gross profit	19,735,406	14,762,004	37,985,858	24,182,080

Operating expenses
Research and development	3,725,817	2,550,833	7,073,910	4,949,331
Selling, general and administrative	9,911,342	8,198,063	18,647,573	15,981,782
	13,637,159	10,748,896	25,721,483	20,931,113

Operating income	6,098,247	4,013,108	12,264,375	3,250,967

Other income (expense)
Interest income, net	215,515	163,690	421,296	378,890
Foreign currency transaction losses, net	(80,868)	(438,551)	(211,983)	(797,806)
Other, net	106,454	(24,225)	1,503,060	(5,985)
	241,101	(299,086)	1,712,373	(424,901)

Income before income taxes	6,339,348	3,714,022	13,976,748	2,826,066

Income tax expense	2,345,699	1,381,867	4,993,604	937,010

Net income	$3,993,649	$2,332,155	$8,983,144	$1,889,056

Earnings per common share
Basic	$0.19	$0.11	$0.43	$0.09
Diluted	$0.18	$0.11	$0.41	$0.09

Weighted average number of common
shares outstanding
Basic	21,145,458	20,527,571	21,078,045	20,485,059
Diluted	21,789,520	21,070,029	21,718,985	21,047,241

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$12,443,248	$27,554,411
Short-term investments - held to maturity	3,107,440	8,797,878
Accounts receivable, less allowance for doubtful
accounts of $1,106,978 at June 30, 2011
and $1,094,588 at December 31, 2010	23,503,256	20,051,451
Inventories	21,218,648	17,880,714
Net investment in sales-type leases, less allowance
for doubtful accounts of $180,279 at June 30,
2011 and $189,338 at December 31, 2010	3,045,514	3,096,911
Prepaid expenses and other current assets	3,741,131	3,384,394
Deferred income taxes	3,830,000	3,447,000
Total current assets	70,889,237	84,212,759

Property and equipment, net	36,126,154	29,872,945

Other assets
Intangible assets, net	50,829,157	6,405,714
Net investment in sales-type leases	3,968,791	3,067,446
Long-term investments - available for sale	1,160,250	1,185,250
Long-term investments - held to maturity	40,689,904	52,504,650
Other non-current assets	1,151,520	1,210,867
Total other assets	97,799,622	64,373,927

Total assets	$204,815,013	$178,459,631

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$15,367,791	$14,408,628
Unearned revenues	12,369,335	11,561,521
Total current liabilities	27,737,126	25,970,149

Non-current liabilities
Deferred tax liabilities	7,519,500	207,000

Total liabilities	35,256,626	26,177,149

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares; 26,848,801 and 26,509,518 issued as of
June 30, 2011 and December 31, 2010, respectively	268,488	265,095
Additional paid-in capital	115,962,432	107,781,990
Retained earnings	92,368,628	83,385,484
Accumulated other comprehensive loss	(36,736)	(145,662)
Treasury stock at cost, 5,687,631 shares as of
June 30, 2011 and December 31, 2010	(39,004,425)	(39,004,425)
Total stockholders' equity	169,558,387	152,282,482

Total liabilities and stockholders' equity	$204,815,013	$178,459,631

STRATASYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Non-GAAP Adjustments for the Three Months Ended June 30, 2011						Non-GAAP Adjustments for the Three Months Ended June 30, 2010
	Consolidated			Solidscape	Consolidated		Consolidated		Consolidated
	(unaudited)	Stock-Based	Solidscape	Inventory	(unaudited)		(unaudited)	Stock-Based	(unaudited)
	As Reported	Compensation (1)	Acquisition (2)	Revaluation (3)	Non-GAAP		As Reported	Compensation (1)	Non-GAAP
Net sales	$37,554,930	$-	$-	$-	$37,554,930		$30,059,496	$-	$30,059,496

Cost of sales	17,819,524	-	-	(561,094)	17,258,430		15,297,492	-	15,297,492

Gross profit	19,735,406	-	-	561,094	20,296,500		14,762,004	-	14,762,004

Selling, general and administrative expenses	9,911,342	(323,598)	(615,332)	-	8,972,412		8,198,063	(310,544)	7,887,519

Total operating expenses	13,637,159	(323,598)	(615,332)	-	12,698,229		10,748,896	(310,544)	10,438,352

Operating income	6,098,247	323,598	615,332	561,094	7,598,271		4,013,108	310,544	4,323,652

Other income (expense)	241,101	-	-	-	241,101		(299,086)	-	(299,086)

Income before income taxes	6,339,348	323,598	615,332	561,094	7,839,372		3,714,022	310,544	4,024,566
Income tax expense	2,345,699	111,438	128,812	208,110	2,794,059		1,381,867	48,712	1,430,579

Net income	$3,993,649	$212,160	$486,520	$352,984	$5,045,313		$2,332,155	$261,832	$2,593,987

Earnings per common share
Basic	$0.19	$0.01	$0.02	$0.02	$0.24		$0.11	$0.01	$0.13
Diluted	$0.18	$0.01	$0.02	$0.02	$0.23		$0.11	$0.01	$0.12

Weighted average number of common
shares outstanding
Basic	21,145,458				21,145,458		20,527,571		20,527,571
Diluted	21,789,520				21,789,520		21,070,029		21,070,029

	Non-GAAP Adjustments for the Six Months Ended June 30, 2011						Non-GAAP Adjustments for the Six Months Ended June 30, 2010
	Consolidated				Solidscape	Consolidated	Consolidated			Consolidated
	(unaudited)	Stock-Based	Sale of Equity	Solidscape	Inventory	(unaudited)	(unaudited)	Stock-Based	Fair Value	(unaudited)
	As Reported	Compensation (1)	Investment (4)	Acquisition (2)	Revaluation (3)	Non-GAAP	As Reported	Compensation (1)	of Warrant (5)	Non-GAAP
Net sales	$71,874,019	$-	$-	$-	$-	$71,874,019	$53,065,815	$-	$4,987,806	$58,053,621

Cost of sales	33,888,161	-	-	-	(561,094)	33,327,067	28,883,735	-	-	28,883,735

Gross profit	37,985,858	-	-	-	561,094	38,546,952	24,182,080	-	4,987,806	29,169,886

Selling, general and administrative expenses	18,647,573	(647,196)	-	(615,332)	-	17,385,045	15,981,782	(621,088)	-	15,360,694

Total operating expenses	25,721,483	(647,196)	-	(615,332)	-	24,458,955	20,931,113	(621,088)	-	20,310,025

Operating income	12,264,375	647,196	-	615,332	561,094	14,087,997	3,250,967	621,088	4,987,806	8,859,861

Other income (expense)	1,712,373	-	(1,204,408)	-	-	507,965	(424,901)	-	-	(424,901)

Income before income taxes	13,976,748	647,196	(1,204,408)	615,332	561,094	14,595,962	2,826,066	621,088	4,987,806	8,434,960
Income tax expense	4,993,604	287,896	(506,655)	128,812	208,110	5,111,767	937,010	209,120	1,796,510	2,942,640

Net income	$8,983,144	$359,300	$(697,753)	$486,520	$352,984	$9,484,195	$1,889,056	$411,968	$3,191,296	$5,492,320

Earnings per common share
Basic	$0.43	$0.02	$(0.03)	$0.02	$0.02	$0.45	$0.09	$0.02	$0.16	$0.27
Diluted	$0.41	$0.02	$(0.03)	$0.02	$0.02	$0.44	$0.09	$0.02	$0.15	$0.26

Weighted average number of common
shares outstanding
Basic	21,078,045					21,078,045	20,485,059			20,485,059
Diluted	21,718,985					21,718,985	21,047,241			21,047,241

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results adjusted for the non-GAAP items described below provides meaningful supplemental information to both management and investors.

(1)	-	Represents non-cash stock-based compensation expense.
(2)	-	Represents expenses for the acquisition of Solidscape, Inc. during the second quarter of 2011.
(3)	-	Represents the revaluation of Solidscape, Inc. inventory at the time of acquistion.
(4)	-	Represents gain on sale of an equity investment during the first quarter of 2011.
(5)	-	Represents the fair value of a warrant issued during the first quarter of 2010 in connection with the Hewlett-Packard Company OEM agreement.

The Company considers these non-GAAP measures to be indicative of its core operating results and facilitates a comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes, however these measures should not be viewed as a substitute for the Company’s GAAP results.